Exhibit 10.2

INDEPENDENT CONSULTING AGREEMENT

This Independent Consulting Agreement ("Agreement") is made and entered into as of this 1st day of January 2012 between Neah Power Systems, Inc., a Nevada Corporation (the "Company"), and Advanced Materials Advisory LLC, A New Jersey limited liability company (the “CONSULTANT”).  For good and valuable consideration (the sufficiency and receipt of which is hereby acknowledged) the Company and CONSULTANT mutually agree as follows.

     1.   PURPOSE. The Company hereby retains CONSULTANT on a non-exclusive basis during the term specified to render strategic, financial and marketing advice to the Company upon the terms and conditions as set forth here.  Specific items and tasks may include, and to be defined by mutual agreement, financial reporting, shareholder management, management of Company capitalization activities, and business development activities.

     2.   ENGAGEMENT PERIOD. This Agreement shall be effective for a period of 12 months commencing on January 1, 2012 (the "Engagement Period"), unless otherwise modified by the parties.

     3.   COMPENSATION. The Company shall pay CONSULTANT $5,000 per month as compensation for services rendered, not to exceed 20 hours per month, plus reasonable out of pocket expenses.  Payments shall be made in cash, stock, options, or warrants, or a combination of thereof, based on mutual agreement. In the event that mutual agreement cannot be reached, Neah will record it on the books as a liability, till resolved by alternate means agreed to by both parties.  Payment shall be made on, or before the 10th of each month. All material (‘Product’) created by the Consultant relative to this engagement is under the sole ownership of the Company. Product shall include business and financial contacts, work product, and other collateral materials.

     4.   RELATIONSHIPS WITH OTHERS. The Company acknowledges that CONSULTANT and his affiliates are in the business of providing consulting advice to other third parties. Nothing contained herein shall be construed to limit or restrict CONSULTANT in conducting such business with respect to others, or in rendering such advice to others. Consultant will disclose any conflicts of interest related to work with the Company.

     5.   CONFIDENTIAL MATERIAL. In connection with the rendering of services hereunder, CONSULTANT has been or will be furnished with confidential information concerning the Company including, but not limited to, trade secrets, marketing data, and such other information not generally obtained from public or published information or trade sources. Such information shall be deemed "Confidential Material" and, except as specifically provided herein, shall not be disclosed by CONSULTANT to any third party without prior written consent of the Company. In the event CONSULTANT is required by applicable law or legal process to disclose any of the Confidential Material, CONSULTANT will deliver to the Company prompt notice of such requirement prior to disclosure of same to permit the Company to seek an appropriate protective order and/or waive compliance of this provision.  If, in the absence of a protective order or receipt of written waiver, CONSULTANT is nonetheless, in the written opinion of his counsel, compelled to disclose any Confidential Material, CONSULTANT may do so without liability hereunder provided that notice of such prospective disclosure is delivered to the Company prior to actual disclosure. Following the termination of this Agreement and a written request by the Company, CONSULTANT shall deliver to the Company all Confidential Material.

     6.   LIABILITY & INDEMNIFICATION OF CONSULTANT BY COMPANY. In the absence of gross negligence or willful misconduct on the part of CONSULTANT, CONSULTANT shall not be liable to the Company or to any officer, director, employee, agent, representative, stockholder or creditor of the Company for any action or omission of CONSULTANT in the course of, or in connection with, rendering or performing the services hereunder.

     7.   TERMINATION. This Agreement may be terminated at any time during the Engagement Period by either party upon five (5) days prior written notice to the other party, in the event that the party becomes aware of (i) any change in the business or operations of the other party which party giving notice reasonably believes may adversely affect such party’s ability to render the services contemplated hereunder, (ii) any material breach by the party of its obligations under this Agreement.

     8.   REPRESENTATIONS AND WARRANTS OF CONSULTANT

CONSULTANT hereby represents and warrants to the Company as follows:

CONSULTANT is duly organized, validly existing, and in good standing under the laws of the state of his incorporation or organization; the CONSULTANT has power and authority to enter into and carry out his obligations under this Agreement.

This Agreement has been duly and validly authorized, executed, and delivered on behalf of the CONSULTANT and is a valid and binding agreement of the CONSULTANT.

The CONSULTANT has all material governmental and regulatory approvals and licenses and has affected all material filings and registrations required to conduct business.

The CONSULTANT is not an employee of the Company, and will not be covered by health, life, disability, or worker’s compensation insurance of Neah Power.

     9.   MISCELLANEOUS.

     (a)  Governing Law; Jurisdiction.  This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws.

     (c)  This Agreement embodies the entire agreement and understanding between the Company and CONSULTANT and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the subject matter hereof, and may be modified only by a written instrument duly executed by each party.

     (d)  This Agreement has been duly authorized, executed and delivered by and on behalf of the Company and CONSULTANT.

     (e)  Both parties acknowledge that CONSULTANT is an independent consultant. There is no relationship of partnership, agency, employment, franchise or joint venture between the parties. Neither party has the authority to bind the other or incur any obligation on the other’s behalf.

     (f)    Notices.  Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party.  The addresses for such communications shall be:

If to the Company:

                                                            Neah Power Systems, Inc.

                                                            22118 20th Avenue SE, Suite 142

                                                            Bothell, Washington 98021

If to CONSULTANT:

Advanced Materials Advisory LLC

152 North Road

Chester, NJ  07930

Telephone:  973-896-2372

Each party shall provide notice to the other party of any change in address.

     (g)   This Agreement and the rights hereunder may not be assigned by either party (except by operation of law) and shall be binding upon and inure to the benefit of the parties and their respective permitted successors, assigns and legal representatives.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the day and year first above written.

Neah Power Systems, Inc.                              Advanced Materials Advisory, LLC

By: __________________________              By: ___________________________

Name:                                                              Name:

Title:                                                                 Title: